Exhibit (a)(5)

                             Recommended Cash Offer
                                       by
                          a wholly-owned subsidiary of

                                     RWE AG
                       and (outside the United States) by

                                  Merrill Lynch
                                  on its behalf
                                       for

                               Innogy Holdings plc


[LOGO] RWE                                                  [LOGO] Innogy
One Group.
Multi Utilities

THE OFFER WILL REMAIN OPEN FOR ACCEPTANCE DURING THE INITIAL OFFER PERIOD. THE INITIAL OFFER PERIOD FOR ACCEPTANCES AND WITHDRAWALS WILL EXPIRE AT 3.00 P.M. LONDON TIME, 10.00 A.M. NEW YORK CITY TIME, ON FRIDAY, APRIL 26, 2002, UNLESS EXTENDED TO A LATER CLOSING DATE. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF INNOGY SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCE OF THE OFFER FROM THE DATE OF THIS LETTER UNTIL THE SPECIFIED TIME ON THE LAST DAY OF THE INITIAL OFFER PERIOD, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.


                                                                  March 28, 2002

To Our Clients:

Enclosed for your consideration is the Offer Document dated March 28, 2002, of GBV Funfte Gesellschaft fur Beteiligungsverwaltung mbH, a company organized under the laws of The Federal Republic of Germany (the "Offeror"), and a wholly-owned subsidiary of RWE AG, the Letter of Transmittal and the Notice of Guaranteed Delivery relating to the Offer by the Offeror to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Acceptance Forms (as defined in the Offer Document), all of the issued ordinary shares of 10 pence each ("Innogy Shares") of Innogy Holdings plc ("Innogy") and all of the issued American Depositary Shares ("Innogy ADSs"), each representing 10 Innogy Shares and evidenced by American Depositary Receipts ("Innogy ADRs"). In addition, in the United Kingdom and outside of the United States, Merrill Lynch International or its affiliates may make the Offer on behalf of the Offeror. Certain terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document.

We are the holder of record of Innogy ADSs evidenced by Innogy ADRs held by us for your account. An acceptance of the Offer in respect of such Innogy ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all Innogy ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer Document.

Your attention is directed to the following:

1. The Offer is being made for all of the issued Innogy Shares and all of the issued Innogy ADSs and has been unanimously recommended by the Directors of Innogy.

2. The Offer is on the terms and subject to the conditions set forth in Appendix I to the Offer Document.

3. The Initial Offer Period for acceptances and withdrawals will remain open for acceptance until 3.00 p.m. London time, 10.00 a.m. New York City time, on Friday, April 26, 2002, unless extended to a later closing date (in accordance with the terms thereof).

4. At the conclusion of the Initial Offer Period, including any extension thereof, if all conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days. Holders of Innogy Securities will have the right to withdraw their acceptances of the Offer from the date of this letter until the specified time on the last day of the Initial Offer Period but not during the Subsequent Offer Period.

5. Innogy ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of Innogy ADSs to the Offeror.

If you wish to have us accept the Offer in respect of any or all of the Innogy ADSs evidenced by Innogy ADRs held by us for your account, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. If you authorize us to accept the Offer in respect of your Innogy ADSs, the Offer will be accepted in respect of all such Innogy ADSs unless otherwise indicated in such Instruction Form. Please forward your Instruction Form to us in ample time to permit us to accept the Offer on your behalf before the Offer expires. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of Innogy ADSs held by us for your account.

This document should not be forwarded or transmitted in or into Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdictions.


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


                        INSTRUCTIONS WITH RESPECT TO THE

                             Recommended Cash Offer

                                       by
                          a wholly-owned subsidiary of

                                     RWE AG

                       and (outside the United States) by

                                  Merrill Lynch

                                  on its behalf
                                       for

                               Innogy Holdings plc

The undersigned acknowledge(s) receipt of your letter and the Offer Document and the related Letter of Transmittal relating to the Offer by the Offeror to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Acceptance Forms, all of the issued Innogy Shares and all of the issued Innogy ADSs.


This will instruct you to accept the Offer in respect of the number of Innogy ADSs evidenced by Innogy ADRs indicated below (or, if no number is indicated below, all Innogy ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document.

Dated: ..........................   Signature(s)

Number of Innogy ADSs To Be
Tendered:*                          ............................................

..................................   ............................................
*Unless otherwise indicated, it
will be assumed that the Offer is
to be accepted in respect of all
Innogy ADSs held by us for your
account.                            Please print name(s)

                                    ............................................

                                    ............................................


                                    Address(es)

                                    ............................................

                                    ............................................


                                    Area Code(s) and Telephone Number(s)

                                    ............................................

                                    ............................................


                                    Employer Identification or Social Security
                                    No(s).

                                    ............................................

                                    ............................................


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